UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2009

Broder Bros., Co.

(Exact name of registrant as specified in its charter)

Michigan	333-110029	38-1911112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Neshaminy Interplex, 6th Floor

Trevose, Pennsylvania 19053

(Address of Principal executive offices, including Zip Code)

(215) 291-6140

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On May 6, 2009, Broder Bros., Co. (“the Company”) announced that it amended the terms of its pending Exchange Offer for all of its outstanding 11 1/ 4% Senior Notes due October 15, 2010 (the “Existing Notes”) to extend the consent time to 5:00 p.m., New York City time, on Friday, May 8, 2009 (the “Consent Time”) and to reduce the minimum tender condition to a minimum of $213.75 million in principal amount of the Existing Notes, or 95% of the outstanding Existing Notes. Holders of Existing Notes who validly tender their Existing Notes and deliver their consents to become a party to the mutual release and the proposed amendments to the indenture governing the Existing Notes on or prior to the Consent Time, as extended, will receive a consent payment equal to $20.00 per $1,000 principal amount of Existing Notes tendered, of which $10.00 will be paid on the early settlement date and $10.00 will be paid on October 1, 2009. A copy of the Company’s press release announcing the amendment to the terms of the exchange offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 11, 2009, the Company announced that the Consent Time with respect to its pending private Exchange Offer for all of its 11.25% senior notes due 2010 expired at 5:00 p.m., New York City time, on Friday, May 8, 2009. As of that time, $206.4 million in aggregate principal amount of Existing Notes, or 91.75%, had been tendered in the exchange offer. As a result of the expiration of the Consent Time, tenders of Existing Notes may no longer be withdrawn and agreements to be bound by the mutual releases and consents may not be revoked. The minimum tender condition to the exchange offer remains at $213.75 million in principal amount of the Existing Notes, or 95% of the outstanding Existing Notes. A copy of the Company’s press release announcing the amendment to the terms of the exchange offer is attached hereto as Exhibit 99.2 and is incorporated herein by reference

The new securities issued pursuant to the exchange offer have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This Form 8-K and the attached press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The exchange offer and mutual release and consent solicitation are being made only pursuant to an offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Cautionary Information Regarding Forward-Looking Statements

This Form 8-K and the press releases attached as Exhibit 99.1 and Exhibit 99.2 contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements generally can be identified as such because the context of the statement includes words such as “believe,” “expect,” “anticipate,” “will,” “should” or other words of similar import. These statements also include, but are not limited to, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Broder Bros., Co. and are subject to significant risks and uncertainties.

Forward looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward looking statements: failure to complete the exchange offer would force the Company to seek protection under Chapter 11 of the Bankruptcy Code; failure to abide by the terms of the amendment to the Company’s credit facility would make it difficult for the Company to operate its business in the ordinary course, and would likely force the Company to seek protection under Chapter 11 of the Bankruptcy Code; if the Company’s cash provided by operating and financing activities continues to be insufficient to fund its cash requirements, the Company will face substantial liquidity problems without a restructuring; a long and protracted restructuring could adversely impact the Company’s management and otherwise adversely affect the Company’s business; slowdowns in general economic activity have detrimentally impacted the Company’s customers and have had an adverse effect on its sales and profitability; the Company’s ability to access the credit and capital markets may be adversely affected by factors beyond its control, including turmoil in the financial services industry, volatility in financial markets and general economic downturns; the Company’s industry is highly competitive and if it is unable to compete successfully it could lose customers and sales may decline; disruption in the Company’s distribution centers could adversely affect its results of operations; the Company obtains a significant portion of its products from a limited group of suppliers, and any disruption in their ability to deliver products to the Company or a decrease in demand for their products could have an adverse effect on the Company’s results of operations and damage its customer relationships; the Company may purchase more inventory than the Company can sell through in a reasonable period of time causing it to incur increased inventory carrying costs; the Company’s relationships with most of its suppliers are terminable at will and the loss of any of these suppliers could have an adverse effect on its sales and profitability; the Company relies on vendor financing, and if vendors do not provide financing or require cash in advance or cash on delivery, the Company may be unable to improve inventory levels; the Company does not have any long term contracts with its customers and the loss of customers could adversely affect its sales and profitability; the Company must successfully predict customer demand for its private label products to succeed; the Company relies significantly on one shipper to distribute its products to its customers and any service disruption could have an adverse effect on its sales; if any of the Company’s distribution facilities were to unionize, the Company would incur increased risk of work stoppages and possibly higher labor costs; loss of key personnel or inability to attract and retain new qualified personnel could hurt the Company’s business and inhibit its ability to operate and grow successfully; the Company may incur restructuring or impairment charges that would reduce its earnings; the Company may not successfully identify or complete future acquisitions or establish new distribution facilities, which could adversely affect its business; the Company will recognize cancellation of indebtedness income as a result of the exchange, which may eliminate its net operating loss carryforwards; the Company’s substantial level of indebtedness could adversely affect its financial condition and prevent it from fulfilling its obligations; the Company intends to cease filing reports with the Securities and Exchange Commission (“SEC”) as soon as possible after the early settlement date of the exchange offer; despite current anticipated indebtedness levels and restrictive covenants, the Company may incur additional indebtedness in the future; and other factors, risks and uncertainties detailed from time to time in its SEC filings. The Company assumes no obligation to update these forward looking statements.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Broder Bros., Co. announcing extension of consent time for exchange offer.

99.2	Press release issued by Broder Bros., Co. announcing expiration of consent time for exchange offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRODER BROS., CO.

/s/ MARTIN J. MATTHEWS
Date: May 11, 2009	Name:	Martin J. Matthews
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Broder Bros., Co. announcing extension of consent time for exchange offer.

99.2	Press release issued by Broder Bros., Co. announcing expiration of consent time for exchange offer.